UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): May 20, 2021

TrustCo Bank Corp NY
(Exact Name of Registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of Principal Executive Offices)

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TrustCo Bank Corp NY

Item 5.07.	Submission of Matters to a Vote of Security Holders

TrustCo Bank Corp NY (“TrustCo” or the “Company”) held its 2021 Annual Meeting of Shareholders on May 20, 2021 (the “Annual Meeting”). At the Annual Meeting, of the 96,441,475 shares outstanding and entitled to vote, 79,539,869 shares were represented, constituting a quorum. The following individuals were elected as directors to serve one-year terms expiring at the Company’s 2022 Annual Meeting of Shareholders: Lisa M. Lucarelli, Thomas O. Maggs, Anthony J. Marinello, MD, PhD, Robert J. McCormick, Kimberly A. Russell, and Frank B. Silverman; the Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers (“Say on Pay”) was approved by shareholders, the resolution approving a reverse stock split of TrustCo’s Common Stock at a ratio of 1 for 5 and an amendment to TrustCo’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of TrustCo Common Stock at a ratio of 1 for 5 and a corresponding proportionate reduction in TrustCo’s authorized Common Stock was adopted; and the appointment of Crowe LLP as TrustCo’s independent auditors for 2021 was ratified by shareholders. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

	For	Against	Abstain	Percentage of Votes Cast For
Lisa M. Lucarelli	65,690,062	5,472,515	245,813	92.30%
Thomas O. Maggs	64,550,599	6,578,929	278,862	90.75%
Anthony J. Marinello, MD, PhD	63,512,201	7,622,897	273,292	89.28%
Robert J. McCormick	65,452,402	5,686,049	269,939	92.00%
Kimberly A. Russell	70,326,402	791,039	290,949	98.88%
Frank B. Silverman	70,307,905	789,345	311,140	98.88%

	For	Against	Abstain	Percentage of Votes Cast For
Approval of Nonbinding Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers	67,479,547	3,451,848	476,995	95.13%

	For	Against	Abstain	Percentage of Outstanding Shares
Approval of a reverse stock split of TrustCo’s Common Stock at a ratio of 1 for 5, amendment of its Certificate of Incorporation, and a proportionate reduction of TrustCo Authorized Common Stock	75,883,805	2,703,761	952,303	78.68%

	For	Against	Abstain	Percentage of Votes Cast For
Ratification of the appointment of Crowe LLP as TrustCo’s independent auditors for 2021	77,434,310	1,741,717	363,842	97.80%

Item 7.01.	Regulation FD Disclosure

On May 20, 2021, Robert J. McCormick, the Company’s Chairman, President and Chief Executive Officer, released a statement to TrustCo shareholders discussing the votes held at the Annual Meeting. This statement is attached as Exhibit 99(a) hereto and the contents thereof are incorporated by reference herein.

Item 8.01.	Other Events

On May 20, 2021, the Company also issued a press release announcing, among other things, that it intends to implement the reverse stock split approved by shareholders at the Annual Meeting effective on May 28, 2021.  That announcement also indicated that the dividend announced on May 18, 2021, payable July 1, 2021 to shareholders of record as of June 4, 2021, will be proportionately adjusted to reflect the reverse stock split. This press release is attached as Exhibit 99(b) hereto and the contents thereof are incorporated by reference herein.

Statements included in this Current Report on Form 8-K, in the exhibits incorporated by reference herein, and in oral statements made with the approval of an authorized executive officer that are not historical or current facts are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties that could cause actual operating results and market performance to differ materially from historical operating results and market performance and those presently anticipated or projected. More information regarding such risks and uncertainties can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, and in other TrustCo filings with the Securities and Exchange Commission. Forward-looking statements can be identified by the use of such words as may, will, should, could, would, estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions.  You should not rely upon forward-looking statements as predictions of future events.  Although the Company believes that the expectations reflected in the forward‑looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur.  The Company disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99(a)	Statement of Robert J. McCormick to TrustCo shareholders

99(b)	Press release dated May 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2021

TRUSTCO BANK CORP NY
(Registrant)

By:	/s/Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and Chief Financial Officer